Exhigit 2.2

                                ESCROW AGREEMENT
                                ----------------

         THIS AGREEMENT made as of July 31, 2000.

                                   A M O N G :

                                  PALLETT VALO
                                  (the "Agent")

                                     - and -

                          JOHN WHITTAKER ("Whittaker")
                       and RICHARD MACARTHUR ("MacArthur")
                          (collectively, the "Vendors")

                                     - and -

                           ARS NETWORKS, INCORPORATED
                                (the "Purchaser")

                                     - and -

                           T & T DIESEL POWER LIMITED
                               (the "Corporation")


                                    RECITALS:
                                    --------

         1. Pursuant to a Share Purchase Agreement made as of July 31, 2000 (the "Purchase Agreement"), between the Vendors, the Purchaser and the Corporation, the Vendors agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Vendors, all of the issues and outstanding shares in the capital of the Corporation, namely 100 Class A common shares registered in the name of Whittaker and 100 Class B common shares registered in the name of MacArthur (collectively, the "T&T Shares");

         2. In satisfaction of part of the purchase price for the T&T Shares, the Purchaser delivered to the Vendors a promissory note dated July 31, 2000, in the principal amount of $171,796.00 (the "Note");

         3. As security for its obligations under the Note (the "Obligations"), the Purchase Agreement requires the Purchaser to enter into this Agreement with the Vendors pursuant to which it will pledge all of the T&T Shares in favor Vendors;

         4. The parties have agreed that the T&T Shares will be deposited with the Agent in escrow, to be dealt with in accordance with the terms and conditions of this Agreement;

         5. The Agent has acted as the solicitor for the Vendors and the Corporation in connection with the matters described above;

         6. The foregoing representations ant statements of fact are made by the Vendors and the Purchaser and not by the Agent;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

         1.  DEFINITIONS
             -----------

         Unless otherwise defined in this Agreement, all capitalized terms shall have the meaning given them in the Purchase Agreement.

         2.  GRANT & DELIVERY
             ----------------

             (a) The Vendors and the Purchaser acknowledge and agree that the Vendors hew (i) delivered the T&T Shares represented by share certificate numbers CAC-1 and CBC-1 (the "Certificates") to the Agent to be held in escrow pursuant to the terms of this Agreement; (ii) certificate number CAC-1 is in the name of Whittaker and has been endorsed in blank by Whittaker; (iii) share certificate number CBC-1 is in the name of MacArthur and has been endorsed in blank by MacArthur; and (iv) the Agent is to deal with the T&T Shares in accordance with this Agreement.

             (b) The Agent hereby accepts delivery of the T&T Shares, acknowledges receipt of the Certificates and agrees to hold the T&T Shares escrow and to deal with them in accordance with this Agreement. The Agent also acknowledges having received a copy of the Purchase Agreement and the Promissory Note.

             (c) The Purchaser hereby grants to the Vendors a security interest in the T&T Shares, as represented by the Certificates, as security and as a pledge (which pledge shall create and constitute a continuing security interest in the T&T Shares) to secure performance of the Obligations.

         3.  ACKNOWLEDGMENTS
             ---------------

         The Purchase and the Vendors acknowledges and agrees that:

             (a) the Agent's responsibility with respect to the T&T Shares is limited to exercising the same degree of care which the Agent gives to the Agent's own business papers.

             (b) upon the  occurrence  of an event of  default  as  provided  in section 5, the Vendors shall have all of the rights given to them pursuant to this Agreement ant all of the rights given to a secured party under the Personal Property Security Act (Ontario) (the "PPSA"). The Purchaser acknowledges and agrees that the Vendors or any person related to the Vendors may purchase the T&T Shares at any sale thereof;

             (c) the Vendors shall not be bound under any circumstances to realize upon any of the T&T Shares or to allow any T&T Shares to be sold, and shall not be responsible for any loss occasioned by any sale of any T&T Shares or by the retention of or refusal to sell the T&T Shares;

             (d) the Vendors shall not be obliged to collect or see to the payment of dividends on the T&T Shares, but all such dividends, if and when declared by the Corporation, shall be forthwith paid to the Vendors on account of the Obligations;

             (e) the Vendors, as the attorney irrevocable of the Purchaser, may, after default, transfer all or any of the T&T Shares and may fill in all blanks in any transfer(s) of the T&T Shares delivered to the Vendors, and any of the powers hereby given may be exercised in the name and on behalf of the personal representative(s) of the Purchaser;

             (f) after default, at the request of the Vendors, the Purchaser shall, at the Purchaser's own expense, execute all such transfers and documents as may be reasonably required, with all such powers of sale and other necessary powers as may be expedient in the sole discretion of the Vendors for vesting in the Vendors or such person or persons as the Vendors may appoint, all and every of such T&T Shares;

             (g) all costs and charges incurred by the Vendors after default with reference to the T&T Shares or the realization thereof (including all legal fees on a solicitor and his own client basis and also including the expenses of taking possession of, protecting and realizing upon any of the T&T Shares) shall be paid by the Purchaser to the Vendors and shall be a first charge upon the monies received;

             (h) any shares which are substituted for the T&T Shares shall be held by the Vendors and the Agent subject to the same terms and conditions and with the same powers and authorities as are hereby declared and conferred;

             (i) if any payment on account of the Obligations is made to the Vendors, the Vendors shall not by reason thereof be required to surrender any of the T&T Shares pledged;

             (j) any written notice given to the Purchaser shall be sufficiently given if delivered to the Purchaser at the address set out in the Share Purchase Agreement as the address to which notices may be delivered to the Purchaser;

             (k) prior to default, the Purchaser shall be entitled to act as a shareholder of the Corporation and may, without limitation, vote the T&T Shares, sign shareholder resolutions and after default the Vendors shall be entitled to exercise such rights and to cause the T&T Shares to be registered in the Vendors' names;

             (l) the Vendors shall not be obliged to exhaust the Vendors' recourse against any other security or T&T Shares which the Vendors may hold before realizing on or otherwise dealing with the T&T Shares in such a manner as the Vendors considers desirable;

             (m) the Vendors may grant time, renewals, extensions, indulgences, releases and discharges to, may take T&T Shares from and give the same and any and all existing T&T Shares up to, may abstain from taking T&T Shares from, or from perfecting T&T Shares of, may accept compositions from, may otherwise deal with all other persons (including 834) and T&T Shares (including part of the T&T Shares hereby pledged), as the Vendors may see fit, without prejudice to the right of the Vendors to hold, deal with and realize on the T&T Shares pledged hereunder to the Vendors in any manner which the Vendors considers desirable;

             (n) the Purchaser hereby waive all of their rights under the PPSA to compel the Vendors to sell the T&T Shares if the Vendors exercise their rights in section 7(ii).

         4.  OTHER SECURITY
             --------------

         The T&T Shares pledged to the Vendors pursuant to this Agreement are in addition to and not in substitution for any other security held by the Vendors and shall not suspend the fulfillment of, or affect the rights, remedies and powers of the Vendors in respect of any other security held by the Vendors.

         5.  EVENTS OF DEFAULT
             -----------------

         The following shall be events of default under this Agreement:

             (a) the Purchaser failing to observe and perform the terms of the Promissory Note;

             (b) the Purchaser committing an act of bankruptcy, becoming insolvent, making an assignment or bulk sale of the Purchaser's assets, filing a notice of intention or proposal in accordance with the Bankruptcy and Insolvency Act (Canada) or otherwise proposing a compromise or arrangement to the Purchaser's creditors;

             (c) any proceeding being taken to have the Purchaser declared bankrupt or to have a receiver appointed of any part of the T&T Shares or any encumbrancer taking possession of any part thereof; or

             (d) any execution, sequestration, extent or any other process of any court becoming enforceable against the Purchaser or any distress or analogous process being levied upon the T&T Shares or any part thereof.

         6.  RIGHTS ON DEFAULT
             -----------------

         Without limiting any of the other provisions of this Agreement, if the full amount owing under the Promissory Note is not paid to the Vendors on the date specified in the Promissory Note (the "Payment Date"), then the Vendors shall have 10 Business Days following the Payment Date to advise the Purchaser in writing that the Vendors are electing to terminate the Transaction, in which case:

             (a) the T&T Shares shall be released from escrow and returned to the Vendors; and

             (b) the Vendors shall be entitled to retain the payment made by the Purchaser to the Vendors pursuant to section 2.2(a) of the Purchase Agreement and any amounts paid under the Note, but shall return the ARS Shares to the Purchaser; and

             (c) the Transaction shall be deemed to have never occurred, except for the Vendors' to retain the monies referred to in section 6(b).

         7.  VENDORS' RIGHT TO TERMINATE
             ---------------------------

         If on July 31, 2001 (the "Anniversary Date"):

             (a) the Purchaser fails to deliver to the Vendors an unqualified opinion from the Purchaser's U.S. lawyers, in form and content satisfactory to the Vendors and its lawyers (both acting reasonably), stating that the shares of the Purchaser which are of the same class as the ARS Shares are freely tradable to the public without restriction; or

             (b) those shares of the Purchaser which are of the same class as the ARS Shares are trading on the Nasdaq for a price of less than $1.00 U.S. per share,

then the Vendors shall have 10 Business Days following the occurrence of Anniversary Date to advise the Purchaser in writing (the "Election Notice") that the Vendors require the Purchaser to purchase the ARS Shares for the sum of $1.00 U.S. per share, in which case such purchase shall be completed within 5 Business Days following the Vendors delivering the Election Notice to the Purchaser by the Purchaser delivering a certified cheque or bank draft for $200,000.00 (U.S.) to the Vendors, whereupon the Vendors shall deliver to the Purchaser the share certificates representing the ARS Shares endorsed in blank for transfer. Upon the completion of such purchase, the T&T Shares shall be released to the Purchaser from escrow. If the Purchaser fails to make such payment within such 5 Business Day period, then the Vendors shall have 10 Business Days to advise the Purchaser in writing either that:

                 (i) the Vendors are electing to retain the ARS Shares, in which case the T&T Shares shall be released to the Purchaser from escrow; or

                 (ii) the Vendors are electing to terminate the Transaction, in which case:

                       (A) the T&T Shares shall be released from escrow and returned to the Vendors; and

                       (B) 28 the Vendors shall be entitled to retain the payment made by the Purchaser to the Vendors pursuant to section 2.2(a) of the Purchase Agreement, but shall return the ARS Shares to the Purchaser, the Note (if outstanding) and any portion of the Principal Amount (as defined in the Note) which the Purchaser may have paid to the Vendors.

         If the Vendors fail to advise the Purchaser of their election within such 10 Business Day period, then they shall be deemed to have elected to retain the ARS Shares, in which case the T&T Shares shall be released to the Purchaser free of the terms of this Agreement.

         8.  LIMITATIONS ON THE PURCHASER AND THE PURCHASER
             ----------------------------------------------

         Until such time as the T&T Shares are released from the escrow arrangements contemplated by this Agreement:

             (a) one of the Vendors shall be entitled to be a director of the Corporation, who shall initially be Whittaker, and the Purchaser shall cast such votes as are necessary to have such person elected as a director of the Corporation. Whittaker and MacArthur may replace Whittaker as a director with MacArthur upon written notice, signed by both of them, to the Purchaser;

             (b) the Corporation shall not engage in or undertake any of the following matters unless the Vendors' nominee (who shall be required to act reasonably and in good faith) on the Corporation's board of directors consents to same:

                 (i) the fixing or changing of any salary, bonus or other compensation to be paid to any director or to any employee if such employee does not deal at arm's length with the Purchaser;

                 (ii) the entering into of any contract between the Corporation and any person, firm or corporation not dealing at arm's length with the Purchaser or its Affiliates, or the making of any payment to any such person, firm or corporation, unless such payment is made pursuant to a contract existing prior to the date of this Agreement;

                 (iii) the   declaration   or   payment  of  any   dividend   or
distribution to any shareholder of the Corporation;

                 (iv) the acquisition or disposition by the Corporation of interests in other enterprises;

                 (v) the purchase, sale, mortgage or lease by the Corporation of any real property;

                 (vi) the borrowing of money by the Corporation or the granting of mortgages, security interests or other encumbrances in the Corporation's assets;

                 (vii) the guarantee by the Corporation of the debts of any other person, firm or corporation;

                 (viii) the issuance of any shares out of the Corporation's authorized capital, or the creation of any obligations, charges, options or debts convertible into such shares;

                 (ix) any action or transaction not in the ordinary course of the business of the Corporation;

                 (x) the sale, lease, exchange or other disposition of the majority of the Corporation's assets, other than in the ordinary course of the Corporation's business;

                 (xi) the filing of Articles of Amendment or Articles of Amalgamation;

                 (xii) the   dissolution,   liquidation  or  winding-up  of  the
Corporation;

                 (xiii) purchase,  redeem or otherwise retire any of its shares;

                 (xiv)  permit any withdrawals by or on behalf of the Purchaser;

             (c) the Purchaser shall not mortgage, charge, pledge, hypothecate, create a security interest in or otherwise encumber any of the T&T Shares or assign, transfer or convey, or agree or grant an option to assign, transfer or convey legally, beneficially or otherwise any of the T&T Shares.

         9.  ENDORSEMENT OF T&T SHARES
             -------------------------

             (a) Intentionally Deleted.

             (b) The Purchaser shall endorse in blank forms of assignment in respect of the T&T Shares, and deliver such forms of assignment to the Agent contemporaneously with the Purchaser's execution of this Agreement.

         10. COPY OF AGREEMENT
             -----------------

         The Purchaser acknowledges having received a signed copy of this Agreement, the Purchase Agreement and the Note.

         11. PERFECTION OF SECURITY INTEREST
             -------------------------------

         The Purchaser acknowledges and agrees that the Vendors may perfect their security interest hereby granted under the terms of the PPSA by registration of a financing statement and by the Agent's possession of the T&T Shares. Any release of possession of the T&T Shares by the Agent shall not discharge the security interest of the Vendors in the T&T Shares, unless all monies under the Note have been fully paid.

        12.  SHAREHOLDER DECLARATION
             -----------------------

         The Purchaser, being the sole shareholder of the Corporation, hereby declares that in accordance with the Business Corporations Act (Ontario):

             (a) the powers and discretions of the directors of the Corporation to consent to the transfer of the issued and outstanding shares in the capital of the Corporation, including, without limitation the T&T Shares, is hereby restricted to the fullest extent permitted by law and the directors are hereby relieved of their duties and liabilities in connection therewith; and

             (b) the Purchaser shall have the sole right, power, discretion and authority to consent to the transfer of the issued and outstanding shares in the capital of the Corporation, including, without limitation, the T&T Shares.

         Without in any way limiting the provisions of this Agreement, the Purchaser hereby consents to any transfer of the T&T Shares made in accordance with this Agreement and the Vendors are hereby irrevocably appointed the lawful attorney and proxy of the Purchaser for the purpose of providing any further consent or authorization which may be required from time to time to give effect to the provisions of this Agreement, including, without limitation, the transfer of the T&T Shares. The within declaration may not be revoked by the Purchaser during the currency of this Agreement without the prior written consent of the Vendors, which consent may be unreasonably and arbitrarily withheld.

         13. RELEASE OF THE T&T SHARES
             -------------------------

         Upon a party (other than the Agent) becoming entitled to receive the T&T Shares in accordance with the terms of this Agreement (the "Receiving Party"), the Receiving Party shall be to provide the Agent with:

             (a) a written notice (a "Disposition Notice") instructing the Agent to deliver the T&T Shares to the Receiving Party; and

             (b) a statutory declaration (the "Declaration") stating that the Receiving Party is entitled to receive the T&T Shares in accordance with the terms of this Agreement.

         Upon receiving the Disposition Notice and the Declaration, the Agent shall promptly send a copy of the Disposition Notice and the Declaration to the other party (the "Other Party") and advise the Other Party that the agent will release the T&T Shares to the Receiving Party on the tenth day following the date that the Other Party receives such written advice from the Agent unless within such 10 day period the Other Party delivers a written notice (a "Refusal Notice") to the Agent instructing the Agent not to release the T&T Shares. If the Agent receives a Refusal Notice within such 10 day period, the Agent will continue to hold the T&T Shares in accordance with this Agreement until such time as the Agent receives:

                 (i) a written direction signed by the Purchaser and the Vendors directing the Agent to deliver the T&T Shares to such person(s) as specified in such written direction; or

                 (ii) an order from a court of competent jurisdiction directing the Agent to deliver the T&T Shares to such person(s) as specified in such court order.

If the Agent does not receive a Refusal Notice within such 10 day period, then the Agent shall be entitled to release the T&T Shares to the Receiving Party without further obligation or liability to the Other Party.

         14. TERMS OF AGENT'S APPOINTMENT
             ----------------------------

         The acceptance by the Agent of its appointment as trustee is subject to the following:

             (a) the Agent's only duties and obligations in respect of the T&T Shares are those which are expressly set out in this Agreement;

             (b) the Agent shall not be responsible for any error in judgment or for any act dose or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith, except arising out of its own gross negligence or willful misconduct;

             (c) the Agent shall have the right to consult with and obtain advice, at the joint and several expense of the Vendors and the Purchasers, from legal counsel appointed by it in the event of any question as to any of the provisions of this Agreement or its duties under this Agreement and it shall incur no responsibility and it shall be fully justified and protected in acting in good faith in accordance with any opinion or instruction of such counsel;

             (d) upon the Agent complying with its obligations under this Agreement, as the case may be, the Agent shall be released and discharged from its obligations under this Agreement and shall have no further responsibility towards the other parties;

             (e) the Agent shall be entitled to rely on any written notice, certificate or written document furnished to it, not only as to its due execution and validity, but also as to the truth of any information contained therein so that the Agent shall not be required to take any steps to satisfy itself whether or not the contents thereof are true and correct; and

             (f) the Agent shall be entitled  to fees and to  reimbursement  for out-of-pocket expenses (the "Escrow Fees") for carrying out its duties hereunder and the Vendors and the Purchaser shall be jointly and severally liable for the payment of the Escrow Fees. The Escrow Fees (excluding out-of-pocket expenses) shall be a minimum of $650.00 and, to the extent that the Agent spends more than 2 hours in connection with exercising its rights and duties under this Agreement, the Escrow Fees (excluding out-of-pocket expenses) shall be calculated at the rate of $325.00 per hour.

         15. INDEMNIFICATION OF AGENT
             ------------------------

         In the absence of fraud or a willful act or omission in bad faith, or gross negligence, the Agent shall not liable for any loss or damage suffered by any person, directly or indirectly, by reason of the performance of or the failure to perform any action required under this Agreement. The Vendors and the Purchaser jointly and severally agree to indemnify and save harmless the Agent from any and all claims, losses, damages (direct, indirect, consequential or otherwise), suits, judgments, causes of action, legal proceedings, executions, demands, penalties or other sanctions of every nature and kind whatsoever, whether accrued, actual, contingent or otherwise and any and all costs arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals) arising out of or in connection with its acting as escrow agent pursuant to this Agreement.

         16. REPLACEMENT OF THE AGENT
             ------------------------

             (a) The Vendors and the Purchaser may at any time jointly replace the Agent by delivering to the Agent written notice setting out such appointment signed by the Vendors and the Purchaser and the new escrow agent. Upon receipt such of notice, and subject to the payment of all Escrow Fees, the Agent shall deliver the T&T Shares to the new escrow agent.

             (b) The Trustee may resign at any time upon giving the Purchaser and the Vendors not less than 30 days written notice (the period of time specified in such notice being called the "Notice Period"). During the Notice Period, the Purchaser and the Vendors shall endeavor to mutually agree upon a successor escrow agent (the "Successor"). If the parties:

                 (i) agree upon a Successor within the Notice Period, they shall both advise the Agent in writing of the name and address of the Successor and the Agent shall transfer the Certificates and assignments to the Successor who, upon accepting same, shall, in the absence of an agreement to the contrary, be deemed to be bound by and have the benefit of this Agreement as if it were the Agent; or

                 (ii) fail to agree upon a Successor within the Notice Period, then the Agent shall deliver the Certificates and assignments to the Purchaser's Ontario solicitors who, upon accepting same, shall, in the absence of an agreement to the contrary, be deemed to be bound by and have the benefit of this Agreement as if it were the Agent, whereupon the Agent shall be discharged from any further duties and liability under this Agreement.

         17. RIGHT TO CONTINUE TO ACT
             ------------------------

         Nothing in this Agreement shall be deemed to prevent or limit the Agent, while continuing to serve as escrow agent under this Agreement, from acting as counsel to the Vendors in any matter, including, without limitation, proceedings arising out of the Purchase Agreement, the Note, this Agreement or any other agreement or document exchanged on the Closing of the Transaction.

         18. GENERAL CONTRACT TERMS
             ----------------------

             (a) RECITALS - The Vendors and the Purchaser represent and warrant to the other and to the Agent that the recitals set out above are true end correct in substance end fact. The recitals set out above are incorporated as an integral part of this Agreement.

             (b) REMEDIES CUMULATIVE - No remedy herein conferred upon or reserved in favor of the Vendors shall exclude any other remedy herein or existing at law or in equity or by statute, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing.

             (c) ENTIRE AGREEMENT - This Agreement, and those agreements, promissory notes and other documents referred to in this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements, whether oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

             (d) AMENDMENTS - No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by all of the parties.

             (e) APPLICABLE LAW - This Agreement shall be construed in accordance with the domestic laws of the Province of Ontario (other than Ontario principles of conflicts of law) and the laws of Canada applicable in the Province of Ontario and shall be traded in all respects as an Ontario contract. Each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

             (f) INVALIDITY - If any provision of this Agreement or any part of any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision or part shall not affect the validity, legality or enforceability of any other provision of this Agreement or the balance of any provision of this Agreement absent such part and such invalid, illegal or unenforceable provision or part shall be deemed to be severed from this Agreement and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or part had never been inserted in this Agreement.

             (g) NOTICE - Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given if (a) delivered personally; (b) sent by prepaid courier service; (c) sent by registered mail; or (d) sent by prepaid fax, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid mail on the same or following day, in the case of notice to:

(i)     the Vendors at:                  23 Armstrong Avenue
                                         Georgetown, Ontario L7G 4S1
                                         Attention: John Whittaker or Richard
                                         MacArthur
                                         Fax Number: 905-877-3995

        together with a copy to:         Murray Box
                                         Pallett Valo
                                         90 Burnhamthorpe Road West
                                         Suite 1600
                                         Mississauga, Ontario L5B 3C3
                                         Fax Number: 905-273-6920

(ii)    if to the Purchaser:             1450 Bayshire Drive
                                         Oakville, Ontario LGH 6E7
                                         Attention: Mark Miziolek
                                         Fax Number: 905-339-1981

(iii)   Pallett Valo, at                 Pallett Valo
                                          Suite 1600
                                          90 Burnhamthorpe Road West
                                          Mississauga, Ontario, L5B 3C3
                                          Attention: Murray T.  Box
                                          Fax No.  905-273-6920

or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be mailed in Ontario and, if so mailed, shall be deemed to have been given and received on the third Business Day following the date of mailing. Any notice or other communication transmitted by fax, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed given and received on the first Business Day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labor dispute or threatened labor dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by fax, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section.

             (h) BINDING EFFECT - This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF the parties have executed this Agreement with effect as of July 31, 2000

                                          PALLETT VALO

                                          Per:
                                               -----------------------
                                          Name:  Murray T. Box
                                          Title: Partner


-------------------------------------     ----------------------------
Witness:                                  Name:  RICHARD MacARTHUR
        -----------------------------


-------------------------------------     ----------------------------
Witness:                                  Name:  JOHN WHITTAKER
        -----------------------------

                                          ARS NETWORKS, INCORPORATED

                                          Per:
                                               ------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


                                          Per:
                                               ------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


                                          T & T DIESEL POWER LIMITED

                                          Per:
                                               ------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------



                                          Per:
                                               ------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------